                                                                  EXHIBIT 10(g)

                                  SEVERANCE AGREEMENT


                 AGREEMENT, made this ___ day of _______, 1997 by and between ________________ (the "Executive") and HECHINGER COMPANY, a Delaware corporation (the "Company").

                 WHEREAS the parties hereto intend that the Executive's rights to severance compensation be governed by the terms of this Agreement rather than the terms of the Severance Agreement between the Executive and the Company dated April, 1996 and the Company's Severance Policy outlined in the Company's 1996 Employee Handbook, any supplements or successors thereto or any severance policy substituted for such policy (together, the "Severance Arrangements");

                 WHEREAS the Executive is aware of the existence of the Severance Arrangements and the value of the benefits provided for in the Severance Arrangements;

                 WHEREAS in consideration for the arrangements provided for in this Agreement, the Executive knowingly and voluntarily waives his rights, including his rights to any benefits, under the Severance Arrangements; and

                 WHEREAS the parties hereto also intend that, in addition to the severance compensation provided for in this Agreement, the Executive shall be entitled to receive any other compensation or benefits payable to the Executive under the terms of any other compensation or benefit programs or arrangements maintained by the Company other than the Severance Arrangements;

                 NOW, THEREFORE, in consideration of the foregoing and the respective agreements hereinafter set forth, the parties hereto, intending to be legally bound hereby, agree as follows:

                 1. Termination. Subject to the provisions of Paragraph 3 hereof, upon the termination of the employment of the Executive, the Executive shall be entitled to the benefits provided in Paragraph 2(c) hereof unless such termination is (i) due to his death, retirement or Disability (as defined herein), (ii) by the Company for Cause, or (iii) by the Executive.

                          (a)  Death.  The Executive's employment with the
Company shall terminate upon the Executive's death.

                          (b)  Disability.   The Executive's employment may be
terminated for "Disability," which term shall mean permanent and total disability within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code") (without regard to the furnishing of proof to the Secretary of the Treasury).

                          (c)  Cause.  Termination by the Company of the
employment of the Executive for "Cause" shall mean (i) nonfeasance, which shall mean only the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company (other than either any such failure resulting from the Executive's incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or (ii) malfeasance, which shall mean only the willful engaging by the Executive in





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conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this Paragraph, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act or failure to act, was in the best interest of the Company.

                           (d)  Notice of Termination.  Any purported
termination of the Executive's employment by the Company shall be communicated by written Notice of Termination to the Executive in accordance with Paragraph 11 hereof. For purposes of the Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in the Agreement relied upon, if any, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

                           (e)  Date of Termination.  Except as otherwise
determined pursuant to Paragraph 2(a), the "Date of Termination" for purposes of determining the Executive's right to compensation hereunder shall mean the date set forth in the Notice of Termination which date, in the event the Executive's employment is terminated by the Company other than for Cause, shall be no less than fifteen (15) days after Notice of Termination is given, unless such Notice of Termination provides for a different period that is mutually agreed to, in writing, by the Company and the Executive. Nothing in this Paragraph shall be deemed to diminish the Company's right to cause the Executive to cease performing his duties and responsibilities as an executive and employee of the Company at any time.





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                 2.       Compensation Upon Termination.  Upon termination of
the Executive's employment, and in lieu of any other severance benefit otherwise payable to the Executive under the terms of the Severance Arrangements, the Executive shall be entitled to the following benefits:

                          (a)  If the Executive's employment is terminated by
his death or Disability, or if the Executive retires in accordance with the Company's retirement policies, the Date of Termination shall be deemed to be the date of such death or termination for Disability, pursuant to Paragraph 1 hereof, or date of retirement. In such event, the Company shall pay the Executive his base salary, through the Date of Termination or retirement (and any bonus which otherwise would have been paid prior to the Date of Termination or retirement, as the case may be). Thereafter, the Executive or, in the event of his death, his estate shall receive those benefits to which he or his estate may be entitled under the relevant Company benefit and retirement plans or arrangements.

                          (b)  If the Executive's employment shall be
terminated by the Company for Cause or by the Executive, and is not due to the Executive's death or Disability, the Company shall pay him his full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is or properly should have been given, and the Company shall have no further obligations to the Executive under this Agreement.

                          (c)  If the Executive's employment shall be
terminated by the Company, other than for any of those reasons specified in clauses (i), (ii) and (iii) of paragraph 1 of this letter, then he shall be entitled, in addition to his full base salary through the Date of Termination at the rate in effect at the time the Notice





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of Termination is or properly should have been given (and any bonus which otherwise would have been paid prior to the Date of Termination), to the benefits provided below:

                          (i)   The Company shall pay the Executive his full
base salary at the rate in effect at the time Notice of Termination is given or properly should have been given, for a period (the "Payment Period") of twelve months from the Date of Termination (such payment, the "Basic Severance Benefit"); provided, however, that in the event that the Executive executes a general release substantially in the form attached hereto as Exhibit A, then in consideration of the execution of such general release, the Company shall extend the Payment Period for an additional [twelve][six] months (such additional [twelve][six]-month period, the "Additional Severance Benefit"). Such payments shall be made on the same schedule as the Executive's base salary was paid. During the Payment Period the Executive will not accrue vacation time. The Executive will be paid for any unused, accrued vacation time existing at the Date of Termination at the time of the first payment of benefits under this Agreement.

                          (ii)  The Company also shall pay to the Executive a
sum equal to the average of the last three annual bonuses (or such lesser number if the Executive has received a lesser number of bonuses) paid by the Company to the Executive. Such payment may be made as a lump sum or on a pro rata basis over the Payment Period, at the Company's discretion.

                          (iii) During the Payment Period, the Company shall
arrange to provide the Executive with coverage under the medical, dental and life insurance programs in which the Executive was enrolled immediately prior to the Date of Termination (or substantially simi-





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lar programs), so long as the Executive continues to pay any employee premiums due under such programs. At the end of the Payment Period, the Executive will have the right to extend his medical and dental coverage under the provisions of COBRA. Benefits under the Company's Profit Sharing Plan, 401(k) Plan and Stock Incentive Plans will be governed by the terms of those Plans.

                          (iv)  The Executive shall be entitled to a
merchandise discount through the Payment Period in accordance with Company policy for employee merchandise discounts as may be in effect from time to time during that Period. The Executive also shall receive, through the Payment Period, a monthly automobile allowance in an amount equal to the allowance such Executive received immediately prior to the Date of Termination. The Company shall make available to the Executive during the Payment Period those outplacement services that the Company is then providing to terminated employees generally.

                          (v)   The Company also shall pay to the Executive
all reasonable legal fees and expenses incurred by him in seeking to obtain or enforce any right or benefit to which the Executive is entitled under the Agreement, provided that the Executive prevails in any legal proceeding connected therewith. Such payments shall be made, following the conclusion of such legal proceeding, within five (5) days after the Executive delivers to the Company a written request for payment accompanied by such evidence of fees and expenses incurred as the Company reasonably may require.

                 3. Compensation Upon Termination Following a Change in Control. In the event of the termination of the Executive's employment by the Company within two years following a Change in Control (as defined herein),





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in lieu of any other severance benefit otherwise payable to the Executive under the terms of the Severance Arrangements and in lieu of any payments pursuant to Paragraph 2 hereof, the Executive shall be entitled to the benefits set forth below unless such termination is (i) due to his death, retirement or Disability, (ii) by the Company for Cause, or (iii) by the Executive without Good Reason (as defined herein).

                 (a) The Company shall pay to the Executive a lump sum payment within fifteen days of the Date of Termination equal to [3.0][1.5] multiplied by the sum of (i) the Executive's annual full base salary at the rate in effect at the time Notice of Termination is given or properly should have been given, and (ii) the average of the last three annual bonuses (or such lesser number if the Executive has received a lesser number of bonuses) paid by the Company to the Executive.

                 (b) For a period of [thirty six][eighteen] months from the Date of Termination (the "Coverage Period"), the Company shall arrange to provide the Executive with coverage under the medical, dental and life insurance programs in which the Executive was enrolled immediately prior to the Date of Termination (or substantially similar programs), so long as the Executive continues to pay any employee premiums due under such programs (which premiums shall not be at a rate or in an amount greater than the rate or amount of employee premiums due immediately prior to the Date of Termination). At the end of the Coverage Period, the Executive will have the right to extend his medical and dental coverage under the provisions of COBRA. Benefits under the Company's Profit Sharing Plan, 401(k) Plan and Stock Incentive Plans will be governed by the terms of those Plans.





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                 (c)  The Executive shall be entitled to a merchandise discount through the Coverage Period in accordance with Company policy for employee merchandise discounts as may be in effect from time to time during that Coverage Period. The Executive also shall receive, through the Coverage
Period, a monthly automobile allowance in an amount equal to the allowance such Executive received immediately prior to the Date of Termination. The Company shall make available to the Executive during the Coverage Period those outplacement services that the Company is then providing to terminated employees generally.

                 (d) The Company also shall pay to the Executive all reasonable legal fees and expenses incurred by him in seeking to obtain or enforce any right or benefit to which the Executive is entitled under the Agreement, provided that the Executive prevails in any legal proceeding connected therewith. Such payments shall be made, following the conclusion of such legal proceeding, within five (5) days after the Executive delivers to the Company a written request for payment accompanied by such evidence of fees and expenses incurred as the Company reasonably may require.

                 (e) In the event that all or any portion of the payments and benefits pursuant to the Agreement become subject to the Excise Tax (as defined below) (such payments and benefits that are subject to the Excise Tax are for purposes of this Paragraph 3(e) referred to as the "Parachute Severance Payments"), the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net benefit provided to the Executive with respect to the Parachute Severance Payments, after deduction of the Excise Tax imposed with respect to the Parachute Severance Payments (but not any federal, state or local income taxes) and any Excise Tax





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(but not any federal, state, or local income taxes) imposed on the payment provided for by this Paragraph 3(e), shall be equal to the Parachute Severance Payments.

                 For purposes of determining whether any part of the benefits provided under the Agreement will be subject to the Excise Tax and the amount of such Excise Tax, (i) no portion of the Total Benefits (as defined below) the receipt or enjoyment of which the Executive shall have effectively waived in writing shall be taken into account, (ii) any other payments or benefits received or to be received by the Executive in connection with a Change in Control or the Executive's termination of employment (pursuant to the terms of any plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) shall be treated as "parachute payments" within the meaning of section 28OG(b)(2) of the Code, and all "excess parachute payments" within the meaning of section 28OG(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel reasonably selected by the Company's independent auditors (which were, immediately prior to the Change in Control, the Company's independent auditors), such other payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of section 28OG(b)(4)(A) of the Code, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered, within the meaning of section 28OG(b)(4)(B) of the Code, in excess of the Base Amount allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, (iii) the amount of benefits under this Agreement that shall be treated as subject to the Excise Tax (and therefore as Parachute Severance Payments) shall be equal to the lesser of (A) the portion of the benefits under the Agreement treated as a parachute payment within the





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meaning of section 28OG(b)(2) of the Code or (B) the amount of excess parachute payments within the meaning of section 28OG(b)(1) of the Code (after applying clause (i) above), and (iv) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of sections 28OG(d)(3) and (4) of the Code.

                 In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of the Executive's employment, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion (if any) of the Gross-Up Payment attributable to such reduction (determined in accordance with the foregoing provisions of this Paragraph 3(e)) plus interest on the amount of such repayment at the rate provided in section 1274(b)(2)(B) of the Code.

                 In the event that the Excise Tax attributable to the benefits under the Agreement is determined to exceed the amount taken into account hereunder at the time of the termination of the Executive's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions, but not any federal, state, or local income taxes, payable by the Executive with respect to such excess) at the time that the amount of such excess is finally determined. The Company shall provide the Executive with its calculation of the amounts referred to in this Paragraph 3(e), and such supporting materials as are reasonably necessary for the Executive to evaluate the Company's calculations. The Executive





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and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the payments and benefits pursuant to the Agreement.

                 Notwithstanding the foregoing provisions of this Paragraph 3(e), in the event that any payment or benefit received or to be received by the Executive in connection with a Change in Control or the termination of the Executive's employment (whether pursuant to the terms of the Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (all such payments and benefits, including payments and benefits pursuant to the Agreement, being hereinafter called "Total Benefits") would be subject (in whole or part), to the Excise Tax, then the amount of benefits payable pursuant to the Agreement and the corresponding Gross-Up Payment shall be reduced to the extent necessary so that no portion of such benefits is subject to the Excise Tax if (A) the net amount of the Total Benefits, as so reduced, (and after deduction of the net amount of federal, state and local income tax on such reduced Total Benefits) is greater than (B) the excess of
(i) the net amount of such Total Benefits, without reduction (but after deduction of federal, state and local income tax on such Total Benefits), over
(ii) the amount of Excise Tax to which the Executive would be subject in respect of such Total Benefits.

                 (f) For purposes of this Paragraph 3, the following terms shall have the meanings set forth below:

                      (i) "Base Amount" shall have the meaning prescribed by Section 280G(b)(3) of the Code.





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                          (ii) "Beneficial Owner" shall have the meaning
prescribed by Rule 13d-3 under the Exchange Act.

                          (iii) "Change in Control" shall mean a change in
control of the Company, which shall be deemed to have occurred only if (A) any Person (as hereinafter defined) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities at a time at which the members of the H Group (as hereinafter defined) are collectively the Beneficial Owners of Company securities representing a percentage of the combined voting power of the Company's then outstanding securities which is less than the percentage of such voting power owned by such Person or (B) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (A) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof. The term "Person," as used in this Paragraph 3, shall not include (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company,
(ii) the H Group or (iii) a corporation owned, directly or indirectly, by the stockholders of the Company in Substantially the same proportions as their ownership of stock of the Company.





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                          (iv) "Exchange Act" shall mean the Securities
Exchange Act of 1934, as amended.

                          (v) "Excise Tax" means any excise tax imposed under
Section 4999 of the Code.

                          (vi) "Good Reason" for termination by the Executive
of the Executive's employment with the Company shall mean the occurrence (without the Executive's express written consent) of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraphs (A), (B), (C), (D) or (E) below, such act or failure to act is corrected within ten (10) days after the Executive has notified the Board of the occurrence of any such act or failure to act:

                          (A) the assignment to the Executive of any duties substantially inconsistent with the Executive's status in the position and title the Executive held immediately prior to the Change in Control or a substantial adverse alteration in the nature or status of the Executive's responsibilities from those in effect immediately prior to the Change in Control;

                          (B) a reduction by the Company in the Executive's annual base salary or a material reduction in the amount of bonus that the Executive has the opportunity to earn, as in effect on the date hereof or as the same may be increased from time to time;

                          (C) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement;





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                          (D)     any adverse change in the moral or ethical
         standards under which the business is conducted; or

                          (E) the relocation without the Executive's consent of the Executive or the Company's executive offices to a location that is more than 15 miles from the location as of the date hereof.

                 The Executive's right to terminate his employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

                          (vii)  "Gross-Up Payment" shall have the meaning set
forth in Paragraph 3(e) hereof.

                          (viii) "H Group" shall mean John W. Hechinger, Sr.
Richard England, their respective heirs and members of their respective families, and Persons controlled by John W. Hechinger, Sr., Richard England, their respective heirs and members of their respective families.

                          (ix)   "Person" shall have the same meaning as it does
in Section 13(d) and 14(d) of the Exchange Act.

                          (x)    "Total Payments" shall mean those payments so
described in Paragraph 3(e) hereof.

                 4. Withholding. Any payments provided for under this Agreement shall be paid net of any applicable withholding required under federal, state or local law





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and any additional withholding to which the Executive has agreed.

                 5. Confidential Information. The Executive acknowledges that as an executive of the Company, he has had, and may continue to have, access to confidential information which relates to the business of the Company. The Executive accordingly agrees that he will not, without the prior written consent of the Chief Executive Officer of the Company or any other executive officer that the Board may, in its discretion, designate (a) use for his benefit or disclose to any person any information obtained or developed by him while in the employ of the Company with respect to any aspect of the Company's business including, without limitation, information with respect to any trade secrets, customers, credit relationships, suppliers, sources of supply, employees (including information relating to their compensation and career paths) financial affairs, computer systems (including software programs and data), marketing strategies and/or plans, the volume of business generated, gross and net profits or advertising and promotion plans or methods of design, distribution, procurement or production, of the Company, or any of its subsidiaries or affiliates or any other confidential matter ("Confidential Information"), except information that at the time is available to others in the business or generally known to the public other than as a result of disclosure by him not permitted hereunder, or lawfully acquired from a third party who is not obligated to the Company or any of its subsidiaries to maintain such information in confidence or (b) take with him upon leaving the Company's employ, any document or paper relating to any Confidential Information or any property of the Company (or any of its subsidiaries or affiliates).





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                 6.       Specific Performance.  The Executive acknowledges
that a violation on his part of any of the covenants contained in Paragraph 5 hereof would cause immeasurable and irreparable damage to the Company. The Executive accordingly agrees and hereby grants his consent that, without limiting the remedies available to the Company, any actual or threatened violation of such covenants may be enforced by injunctive relief or by other equitable remedies issued or ordered by any court of competent jurisdiction.

                 7. Employment. Nothing in this Agreement shall be construed as conferring upon the Executive any right to continued employment with the Company nor shall it interfere in any way with the right of the Company to terminate the Executive's employment at any time.

                 8. Successors; Binding Agreement. This Agreement and all rights of the Executive hereunder shall inure to the benefit of, and shall be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts remain payable to him hereunder, all such amounts shall be paid to the Executive's designee or, if there be no such designee, to the Executive's estate.

                 The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform the Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.





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                 9.       Term.  This Agreement shall commence on the date
hereof and shall continue in effect through December 31, 1999; provided, however, that commencing on January 1, 1998 and each January 1 thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than September 30 of the preceding year, the Company or the Executive shall have given notice not to extend this Agreement.

                 10. Mitigation. The Executive shall be under no obligation to mitigate the amount of any payment provided for herein by seeking other employment or otherwise nor shall such amount be offset by any compensation which the Executive may receive from future employment or otherwise.

                 11. Notice. All notices of termination and other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or mailed by United States registered mail, return receipt requested, addressed as follows:

                          If to the Executive:



                          -----------------------

                          -----------------------

                          -----------------------





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                          If to the Company:

                          Hechinger Company
                          1801 McCormick Drive
                          Largo, Maryland  20774
                          Attention:       Senior  Vice President,
                                           Treasurer and Secretary

or to such other address as any party may have furnished to the other party in writing in accordance herewith.

                 12. Miscellaneous. No provision of the Agreement may be waived, modified or discharged unless such waiver, modification or discharge is agreed to in writing and signed by (a) the Executive and (b) the Chief Executive Officer of the Company or such officer as may be specifically designated by the Board. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of the Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The validity, interpretation, construction and performance of the Agreement shall be governed by the laws of the State of Delaware, without giving effect to its conflict of law rules.

                 13. Validity. The invalidity or unenforceability of any provision of the Agreement shall not affect the validity or enforceability of any other provision of the Agreement, which shall otherwise remain in full force and effect.

                 14. Counterparts. The Agreement may be executed in one or more counterparts, each of which shall be





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deemed to be an original but all of which together shall constitute one and the same instrument.

                 15. Entire Agreement. The Agreement and Exhibit A hereto, if executed, set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements (including, without limitation, the Severance Agreement between the Executive and the Company dated April, 1996), promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of either party in respect of said subject matter; provided, however, that nothing in this Agreement shall replace or reduce any compensation or benefits payable to the Executive under the terms of any compensation or benefit program or arrangement maintained by the Company other than the Severance Arrangements.

                 IN WITNESS WHEREOF, the parties hereto have executed the Agreement as of the day and year first above written.



                                                   ----------------------------



                                                   HECHINGER COMPANY



                                                   By:
                                                        -----------------------





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                                  EXHIBIT A

                          FORMS OF GENERAL RELEASE

                          [Letterhead of Hechinger]


                                                          , 199
                                                   -------     --


-------------------------

-------------------------

-------------------------


Dear Mr./Ms. ______:

                 As you have been advised, your employment by [Hechinger](the "Company") terminated effective [DATE]. In order to assist you in your transition, the Company is willing to provide you with an additional severance payment, which the Company is offering to make in its sole discretion. This additional severance payment will be provided subject to the terms contained in this letter, and the terms of the Severance Agreement (the "Severance Agreement") to which this General Release is an Exhibit. If you wish to receive the additional severance payment, please sign the last page of this letter and return the signed letter to the Company.


                  1. Upon execution of this letter in accordance with the terms hereof, the Company agrees to pay you, after payment of the Basic Severance Benefit, as defined in Paragraph 2(c)(i) of the Severance Agreement, the Additional Severance Benefit, as defined in Paragraph 2(c)(i) of the Severance Agreement and in accordance with the terms of that Agreement and this letter





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                 2.  In consideration of the payment of the Additional
Severance Benefit, you voluntarily, knowingly and willingly release and forever discharge the Company, its parents, subsidiaries and affiliates, together with their respective officers, directors, partners, shareholders, employees and agents, and each of their predecessors, successors and assigns, from any and all charges, complaints, claims, promises, agreements, controversies, causes of action and demands of any nature whatsoever which against them you or your executors, administrators, successors or assigns ever had, now have or hereafter can, shall or may have by reason of any matter, cause or thing whatsoever arising to the time you sign this agreement. This release includes, but is not limited to, any rights or claims relating in any way to your employment relationship with the Company, or the termination thereof, or under any statute, including the federal Age Discrimination in Employment Act, Title VII of the Civil Rights Act, the Americans with Disabilities Act, or any other federal, state or local law. In addition, you agree that (i) you will not, in any context, make disparaging remarks about the Company, its affiliates and subsidiaries, its officers, directors, employees and owners and agents, or the Company's products, services and facilities, and (ii) absent a binding court order or similar decree, you will not voluntarily cooperate with, or facilitate, litigation or other legal actions against the Company, its affiliates and subsidiaries, its officers, directors, employees, owners and agents.

                 3. The Company advises you to consult with an attorney of your choosing prior to signing this agreement. You understand and agree that you have the right and have been given the opportunity to review this agreement and, specifically, the release in paragraph 2, with an attorney of your choice should you so desire. You





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
also understand and agree that the Company is under no obligation to offer you the Additional Severance Benefit, and that you are under no obligation to consent to the release set forth in paragraph 2 and that you have entered into this agreement freely and voluntarily.

                 4. You have at least twenty-one days to consider the terms of this agreement, although you may sign and return it sooner if you wish. Furthermore, once you have signed this agreement, you have seven additional days from the date you sign it to revoke your consent. The agreement will not become effective until seven days after the date you have signed it.

                 5. The Company's offer to you of this agreement and the payment set forth herein is not intended to, and shall not be construed as, any admission of liability by the Company to you or of any improper conduct on the Company's part, all of which the Company specifically denies.

                 6. The terms described in this letter and the Severance Agreement constitute the entire agreement between us and may not be altered or modified other than in a writing signed by you and the Company. The agreement will be governed by the law of Delaware, without reference to its choice of law rules.

                 If the above sets forth our agreement as you understand it and consent to it, please so signify by executing the enclosed copy of this letter and return it to the undersigned.

                                                   Very truly yours,



                                                   ---------------------------



Agreed to and Accepted:


----------------------------
Dated:               , 199
        -------------





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